Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of Millennium Chemicals Inc. (the “Company”) and Millennium America Inc. of our report dated March 8, 2004 relating to the financial statements and financial statement schedule, which appears in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey

June 21, 2004